EXHIBIT j

                        CONSENT OF INDEPENDENT AUDITORS

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 18, 2003, relating to the financial statements and financial highlights which appears in the June 30, 2003 Annual Report to Shareholders of Phoenix-Aberdeen Worldwide Opportunities Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Independent Accountants and Reports to Shareholders" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
October 24, 2003